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                                                                   Exhibit 5.1


           July 28, 1998

           e.spire Communications, Inc.
           133 National Business Parkway, Suite 200
           Annapolis Junction, Maryland  20701

           Ladies and Gentlemen:

                       You have requested my opinion with respect to the registration by e.spire Communications, Inc. (formerly known as American Communications Services, Inc.), a Delaware corporation (the "Company"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an aggregate of 75,000 shares of the Company's common stock, $.01 par value per share (the "Common Stock" or "Common Shares"), consisting of shares which may be issued to Participants (as defined in the Annual Performance Plan, as amended (the "Plan")) pursuant to the Plan.

                       In so acting, I have examined original or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed relevant and necessary to form a basis for the opinions hereinafter expressed. In conducting such examination, I have assumed (i) that all signatures are genuine, (ii) that all documents and instruments submitted to me as copies conform with the originals and (iii) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. As to any facts material to this opinion, I have relied upon statements and representations of officers and other representatives of the Company and certificates of public officials and have not independently verified such facts.

                       Based upon the foregoing, it is my opinion that the Shares which may be issued pursuant to the Plan, will be duly authorized, validly issued, fully paid and non-assessable when issued and sold as contemplated by the Registration Statement.

                       I hereby  consent  to the use of this  opinion  letter as
Exhibit 5.1 to the Registration Statement.

                                                   /s/ Riley M. Murphy
                                                   --------------------------
                                                   Riley M. Murphy, Esq.
                                                   Executive Vice President--
                                                   Legal and Regulatory Affairs,
                                                   General Counsel and Secretary